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                              EXIBIT 23.2



                  CONSENT OF INDEPENDENT ACCOUNTANTS


Trustees
Titan Holdings Service Corporation 401(k) Plan:


We consent to incorporation by reference in the Registration
Statement on Form S-8 (333-50937) dated April 24, 1998, of St. Paul Companies, Inc. of our report dated June 26, 1998, relating to the statement of net assets available for plan benefits of the Titan Holdings Service Corporation 401(k) Plan (formerly Titan Holdings, Inc. 401(k) Plan) as of December 31, 1997, which report appears in the December 31, 1998 annual report on Form 11-K of the Plan.





                                   /s/ ERNST & YOUNG LLP
                                   ---------------------
                                       ERNST & YOUNG LLP
Houston, Texas
June 28, 1999